REVOLVING LOAN AGREEMENT

     THIS REVOLVING LOAN AGREEMENT is made and entered into as of the 18th day of December, 1996, by and between JW
CHARLES FINANCIAL SERVICES, INC., a Florida corporation, whose address is 980 North Federal Highway, Boca Raton, Florida 33432 (hereinafter referred to as "Borrower"), and SUNTRUST BANK, SOUTH FLORIDA, N.A., a national banking association, whose address is 501 East Las Olas Boulevard, Fort Lauderdale, Florida (hereinafter referred to as "Lender").

                       W I T N E S S E T H:

     WHEREAS, Borrower is a Florida corporation and desires to obtain extensions of credit of up to Two Million Five Hundred
Thousand and No/100 Dollars ($2,500,000.00) from Lender in order to provide working capital for Borrower's operations; and

     WHEREAS, Lender is willing to extend such credit to Borrower of up to such amount upon the terms and conditions set forth herein (the "Loan"); and

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the loans or extensions of credit heretofore now or hereafter made or to be made for the benefit of Borrower by Lender, the parties do hereby agree as follows:

                            ARTICLE I
                     RECITALS AND DEFINITIONS

     1.1 Recitals. The foregoing recitals are acknowledged by the parties to be true and correct, and are incorporated herein by reference.

     1. 2      Definitions.  As used in this Agreement, the terms
listed below shall have the following meanings:

          (a) "Advance": A disbursement by Lender of a portion of the Loan proceeds to provide working capital for the operations of Borrower in accordance with the terms and provisions of this Agreement.

          (b)  "Agreement" or "Loan Agreement":  This Revolving
Loan Agreement.

          (c) "Authorized Person": A person authorized to request Advances on behalf of Borrower. MARSHALL T. LEEDS,
Chairman, Chief Executive Officer and President; JOEL E. MARKS,

Vice Chairman and Chief Financial Officer; and GREGG S. GLASER, Treasurer and Executive Vice President, shall be Authorized Persons until Lender receives from Borrower written notice of revocation of their authority and/or decision of the appointment of other Authorized Persons.

          (d)  "Borrower": JW CHARLES FINANCIAL SERVICES, INC., a
Florida corporation, whose address is 980 North Federal Highway,
Boca Raton, Florida 33432.

          (e)  "Borrower's Counsel Opinion Letter": A letter from
Borrower's Counsel, in form and substance reasonably satisfactory to Lender and Lender's Counsel, opining as to certain matters concerning the Loan.

          (f) "Broker/Dealer Subsidiary": Any Subsidiary (as hereinafter defined) of Borrower that is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended.

          (g) "Business Days": Days upon which Lender is open for normal business.

          (h) "Closing": The time of the execution and delivery of this Agreement and all other Loan Documents by Borrower and Lender.

          (i) "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable Department of Treasury regulations thereunder.

          (j) "Event of Default": The occurrence of any one or more of the Events of Default described in Article 7 hereof.

          (k) "Governmental Authority": Any federal, state, county, municipal or other governmental department, commission, board, bureau, court, agency, or any instrumentality of any other governmental entity.

          (1) "Governmental Requirements": Any law, statute, code, ordinance, order, rule, regulation, judgment, decree writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered or issued applicable to the Loan or to Borrower or Guarantors.

          (m)  "Generally Accepted Accounting Principles" or
"GAAP":   Those principles of accounting set forth in opinions of
the Financial Accounting Standards Board of the American Institute of Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

           (n) "Guaranty": An unconditional written guarantee of the payment and performance of the Loan to be executed and delivered by the Guarantors (hereinafter defined) to Lender in accordance with this Agreement.

          (o) "Guarantor": (i) JW Charles Capital Corp. ; (ii) JW Charles Insurance Services, Inc.; (iii) except as herein limited, any Subsidiary, parent or affiliate of Borrower hereafter formed, which shall, upon formation, or thereafter have a net worth, calculated in accordance with GAAP, except as hereinafter specifically set forth, of Fifty Thousand Dollars ($50,000.00) or more; and (iv) except as herein limited, all other subsidiaries, parents or affiliates of Borrower hereinafter formed which shall, at any time have an aggregate net worth, calculated in accordance with GAAP, except as hereinafter specifically set forth, of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more. As an exception to GAAP, sums payable to a subsidiary, parent or affiliate of an entity shall be treated as equity instead of debt in determining the net worth of an entity for the purposes of this paragraph. As a guarantee of the Loan would reduce the regulatory capital of the Broker/Dealer Subsidiaries, Broker/Dealer Subsidiaries shall not be required to guarantee repayment of the Loan. Each of JW Charles Capital Corp. and JW Charles Insurance Services, Inc. ("Existing Guarantors") shall guarantee payment and performance of the Loan by the execution and delivery to Lender of a Guaranty contemporaneously with the execution and delivery of this Agreement. Each of the other Guarantors shall guarantee the payment and performance of the Loan by the execution and delivery to Lender of a Guaranty at the time such subsidiary, parent or affiliate meets the definition of "Guarantor".

          (p) "Indebtedness": Collectively, all of Borrower's presently existing or hereafter created or assumed obligations for borrowed money, notes payable and drafts accepted representing extensions of credit (whether or not representing obligations for borrowed money), letters of credit and contingent obligations, arising out of or in connection with the Loan.

          (q) "Initial Advance": The first Advance of the Loan proceeds.

          (r) "Maturity Date": The Loan shall be due and payable, in full, on April 30, 1999. Any renewal of the Loan or extension of the Maturity Date shall be within the sole discretion of Lender.

          (s)  "Note":   A Revolving Credit Promissory Note in
the amount of Two Million Five Hundred Thousand and No/100
Dollars ($2,500,000.00) from Borrower to Lender of even date herewith evidencing the Loan.

          (t) "Person": As the case may be, any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization and government, or any department or agency of any government.

          (u) "Prime Rate": The interest rate announced by SUNTRUST BANKS OF FLORIDA, INC. from time to time as its prime rate, which rate is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of Lender.

          (v) "Subsidiary": A corporation or entity shall be considered a "Subsidiary of Borrower" if Borrower owns shares of stock or other ownership interest having the voting power (other than the stock or other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity are owned, directly or indirectly, by Borrower.

     1.3 Other Definitional Provisions. (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of Borrower, except as the context shall clearly otherwise set forth; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement, unless the context shall otherwise require; (c) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with Generally Accepted Accounting Principles; (e) the words "hereby", "hereto", "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine and neuter as well; and (g) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include their heirs, personal representatives, successors and assigns of such parties unless the context shall expressly provide otherwise.

                            ARTICLE 2
                             THE LOAN

     2.1 Provided there does not exist an Event of Default and subject to the terms and provisions of this Agreement, Lender will lend or advance for the account of Borrower from time to time, and Borrower may borrow and re-borrow under the Note such amounts as may be required to provide working capital for Borrower's operations in accordance with the terms of the Agreement. The aggregate amounts advanced under the Note at any one time for working capital shall not, however, exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) as reduced in accordance with Schedule "A" attached hereto and made a part hereof.

     2.2 Borrower's obligation to repay the Loan is evidenced by the Note of even date herewith.

     2.3 Borrower shall also deliver, or cause to be delivered to Lender simultaneously with the delivery of the Note, the following documents:

          (a) The duly executed Guaranties of the Existing
Guarantors.

          (b) The duly executed Assignment of Key Man Life
Insurance (hereinafter described).

          (c) Borrower's Counsel Opinion Letter, in form and substance satisfactory to Lender and Lender's Counsel, opining as to certain matters concerning the Loan.

          (d) Satisfactory evidence of such policies of liability insurance, worker's compensation insurance and errors and omissions insurance as Lender may reasonably request.

          (e)  Incumbency Certificates and Corporate Borrowing
Resolutions of the directors of Borrower and Existing Guarantors authorizing the Loan and the Guaranties, as applicable.

          (f)  Certificates of Good Standing evidencing that
Borrower and Existing Guarantors are in good standing under the laws of the states of their incorporation and duly authorized to do business in the State of Florida.

          (g) Certified copies of Articles of Incorporation and By-Laws of Borrower and Existing Guarantors.

          (h) Such other documentation as may be reasonably required by Lender or Lender's Counsel.

     2.4  The Note, the Guaranties, the Assignment of Key Man
Life Insurance (hereinafter described) above, this Agreement and all other documents relating hereto, shall collectively be referred to as the "Loan Documents".

                            ARTICLE 3
                  MANNER OF MAKING LOAN ADVANCES

     3.1 Each Advance to Borrower for working capital shall be made by Lender not later than the second Business Day following delivery to Lender of proper written request of Borrower executed by an Authorized Person stating the principal amount of the Advance requested and all supporting documentation reasonably requested by Lender. Any notice delivered under this section shall be irrevocable and bind Borrower to consummate the Advance.

     3.2 The proceeds of any Advance to Borrower shall, on the date of such Advance, be deposited in immediately available funds in Borrower's demand deposit account with Lender or in such other account with Lender as Borrower may, from time to time, designate in writing to Lender.

                            ARTICLE 4
                 CONDITIONS PRECEDENT TO ADVANCE

     4.1 The obligations of Lender to make the Initial Advance and all additional Advances under the Loan are subject to the following conditions precedent:

          (a) Representations and Warranties. The representa-tions, covenants and warranties made by Borrower in this Agreement shall be true and correct in all material respects on and as of the date of such Advance.

          (b) No Default. There shall be no material default, and no event which with notice or lapse of time or both would become such an Event of Default, under this Agreement, the Note or any of the Guarantees, or the Assignment of Key Man Life Insurance.

          (c)  Delivery of Loan Documents.  All of the Loan
Documents shall have been duly executed and delivered to Lender.

          (d) Additional Corporate Documents. Borrower shall have delivered, or caused to be delivered, to Lender (i) an Incumbency Certificate and Corporate Borrowing Resolutions of the directors of each Guarantor authorizing the Guaranty of such Guarantor; (ii) a Certificate of Good Standing for each Guarantor evidencing that such Guarantor is in good standing under the laws of the state and its incorporation and duly authorized to do business in the State of Florida; and (iii) Certified copy of Articles of Incorporation and By Laws of each Guarantor.

          (e) Information Requests. Lender shall have received, reviewed and found satisfactory, "information requests" from the National Association of Securities Dealers and the State of
Florida, Division of Securities.

          (f) Compliance Review. Lender shall have received, reviewed and found satisfactory the current New York Stock
Exchange Compliance Review for Borrower and its Subsidiaries.

          (g) Key Man Life Insurance. Borrower shall have delivered to Lender a true and correct copy of the Key Man Life
Insurance Policy on the life of Marshall Leeds hereinafter described.

          (h) Delivery of Other Documents. Borrower shall have delivered, or caused to be delivered to Lender all other certification or documentation to be executed by Borrower as may be required hereunder or under the Loan Documents or reasonably required by Lender or Lender's counsel pursuant to Lender's rights hereunder or under the other Loan Documents.

                            ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES

     5.1 Borrower represents and warrants to Lender that, so long as credit remains available to Borrower or there is any outstanding balance due under the Note as secured by the Loan
Documents:

          (a) Borrower has the corporate power to engage in all the transactions contemplated by this Agreement and has full corporate power, authority and legal right to execute and deliver, and to comply with its obligations under the Loan Documents, which documents executed by or on behalf of Borrower constitute the legally binding obligations of Borrower enforceable against Borrower in accordance with its terms.

          (b) To the best of Borrower's knowledge and belief, there are no suits, actions, or proceedings pending or threatened against or affecting Borrower or any of its Subsidiaries before or by any court, administrative agency or other Governmental Authority which seek to restrain or prohibit the consummation or performance of the transactions contemplated hereby or could reasonably be expected to interfere with the ability of Borrower to comply with the terms hereof.

          (c) Borrower and its Subsidiaries are in good standing within the state in which they are incorporated and are fully qualified and authorized to do business in the state of Florida and such other states as they do business where the absence of such qualification could reasonably be expected to have a material adverse effect on the business of Borrower.

          (d) Neither the execution nor delivery of any of the Loan Documents will conflict with or result in a material breach of any of the material provisions of the Articles of Incorporation or By-Laws of Borrower or, to Borrower's knowledge, any of its Subsidiaries, or conflict with or result in a material breach of any applicable law, judgment, order, writ injunction, decree rule or regulation of any court, administrative agency or other Governmental Authority which could reasonably be expected to have a material adverse effect on the business of Borrower, or, to Borrower's knowledge, conflict with or result in a material breach of any agreement or other instrument to which Borrower or any of its subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound or constitute a default under any thereof which could reasonably be expected to have a material adverse effect on the business of Borrower.

          (e) To Borrower's knowledge, no consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower of the Loan Documents, or compliance with the material provisions hereof or thereof.

          (f) Subject to any limitation stated thereon, all balance sheets, earnings statements and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement or otherwise in connection herewith, do or will fairly represent, in all material respects, the financial condition of Borrower and its Subsidiaries as of the dates thereof, and the results of their operations for the period for which the same are furnished to Lender, and have been or will be prepared in accordance with GAAP consistently applied. To Borrower's knowledge, there are no material liabilities of any kind of Borrower or its Subsidiaries as of the date of the most recent financial statements which are not reflected therein. To Borrower's knowledge, there have been no changes in the financial condition or operation of Borrower or its subsidiaries since the date of such financial statements which could reasonably be expected to have a material adverse effect on the business of Borrower.

          (g) There exists no Event of Default on the part of Borrower or its Subsidiaries under this Agreement, the Note, any of the Guarantees or the Assignment of Key Man Life Insurance.

          (h) Borrower has not dealt with any broker or finder, other than SUNTRUST CAPITAL MARKETS, INC., in connection with the Loan, and Borrower hereby agrees to indemnify Lender and to hold Lender harmless of and from any and all claims for broker's or finder's fees or commissions in connection with this Loan, and agree to pay all expenses (including but not limited to reasonable attorney's fees and expenses) incurred by Lender in connection with the defense of any action or proceeding brought to collect any such fees and commissions, or otherwise relating to any such broker's claims resulting from or arising out of any claim that Borrower consulted, dealt or negotiated with the person or entity making such brokerage claim.

          (i) Borrower and its Subsidiaries have filed or caused to be filed all tax returns, which to the knowledge of Borrower such entities are required to file, and have fully paid all taxes shown to be due and payable on said returns or any assessments made against it or their property, and all other taxes, fees, or other charges imposed on their or any of their property by any Governmental Authority except for (i) those taxes, fees or other charges, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower and its Subsidiaries; and (ii) such failures to file or pay such tax liens or claims as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, property or financial or other condition of Borrower and its Subsidiaries, and cannot reasonably be expected to have an adverse effect on the ability of Borrower and its Subsidiaries to perform any of its respective

obligations in any material respect under this Agreement, the other Loan Documents, or otherwise with respect to the Loan. No tax liens have been filed and, to the knowledge of Borrower no claims have been made or may hereafter be asserted with respect to any such taxes, fees or other charges except for (i) those, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower and its Subsidiaries; and (ii) such failures to file or pay such tax liens or claims as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, property or financial or other condition of Borrower and its Subsidiaries, and cannot reasonably be expected to have an adverse effect on the ability of Borrower and its Subsidiaries to perform any of its respective obligations in any material respect under this Agreement, the other Loan Documents, or otherwise with respect to the Loan.

          (j) To Borrower's knowledge, all copies of all documents, reports, and statements heretofore furnished by or on behalf of Borrower in connection with this Agreement to Lender, are, and those delivered subsequent to the date hereof will be, true and correct copies of the originals of such documents, reports and statements. To Borrower's knowledge, all matters stated or certified in any written statement, certificate, report or other writing heretofore furnished pursuant to this Agreement by or on behalf of Borrower to Lender are, and all matters stated or certified subsequent to the date hereof will be, true and correct as of the date stated or certified. All such documents, reports, statements, writings and certifications shall be in form and detail reasonably satisfactory to Lender.

                            ARTICLE 6
                      COVENANTS OF BORROWER

     6.1 Borrower shall do all of the things necessary to preserve, renew and keep in full force and effect, its corporate existence and rights, licenses and permits, and shall comply in all material respects with all laws applicable to it, and at all times shall maintain all franchises and trade names and preserve all property used in the conduct of its business, where the failure to comply with such laws or the absence of such rights, licenses, permits, franchises, trade names and property could reasonably be expected to have a material adverse effect on Borrower's business.

     6.2 Borrower shall cause to be done all of the things necessary to preserve, review and keep in force the corporate existence, rights, licenses and permits of its Subsidiaries and shall cause its Subsidiaries to comply in all material respects with all laws applicable to them, and at all times maintain all franchises and trade names and preserve all property used in the conduct of its Subsidiaries' business, where the failure to

comply with such laws or the absence of such rights, licensees, permits, franchises, trade names and property could reasonably be expected to have a material adverse effect on Borrower's business.

     6.3 Borrower shall, at its expense, comply with or cause to be complied with all of the material insurance requirements set forth in this Agreement throughout the term of the Loan.

     6.4 Borrower shall indemnify and hold harmless Lender from any and all loss or damage of whatsoever kind and from any suits, claims, or demands, including, without limitation, Lender's reasonable legal fees and expenses, at all trial and appellate levels, on account of any matter or thing arising out of this Agreement or in connection herewith, or on account of any act or omission to act by Borrower in connection with this Agreement or the Loan, but excluding any suits, claims or demands arising from negligent or willful acts of Lender. Borrower agrees to pay any and all taxes (other than taxes on or measured by net income of Lender) incurred or payable by Lender or Borrower in connection with the execution and delivery of this Agreement and the Loan, as well as all costs and expenses (including attorneys' fees in such amount as the court deems reasonable and just) incurred by Lender in enforcing this Agreement. Such obligation shall survive repayment of the Loan.

     6.5 Borrower shall duly comply with or cause to be complied with all material terms and covenants contained in each of the Loan Documents.

     6.6 Borrower shall promptly notify Lender upon the commencement of any action, suit or claim or counter-claim or proceeding against, or investigation of, Borrower or any subsidiary which could reasonably be expected to have a material adverse effect on the business of Borrower.

     6.7 Borrower shall promptly notify Lender in writing of (i) any material assessments by any taxing authorities for unpaid taxes as soon as Borrower has written notice thereof; and, (ii) any alleged material default by Borrower or any Subsidiary in the performance of any agreement, mortgage or indenture or instrument to which Borrower or any Subsidiary is a party, or which is binding upon Borrower or any Subsidiary and upon any material default by Borrower or any Subsidiary in the payment of any of its indebtedness where any such default could reasonably be expected to have a material adverse effect on the business of Borrower.

     6.8 Borrower shall keep its books, and the books of its Subsidiaries, in accordance with GAAP and shall furnish to Lender, within One Hundred Twenty (120) days after the close of its fiscal year a balance sheet as of the close of such year, and statements of income and retained earnings and statements of cash

flows for such year. Such statements shall be consolidated statements of Borrower and its Subsidiaries and shall be audited and certified by nationally recognized independent certified public accountants. Statements meeting these requirements and included in Borrower's Form 10-K may be submitted by Borrower in fulfillment of this obligation. Within sixty (60) days after each fiscal quarter, Borrower shall furnish lender an internally prepared balance sheet and income statement for such quarter. Such statements shall be consolidated statements of Borrower and its Subsidiaries and shall be certified as true, correct and complete by Borrower's Chief Financial Officer. Statements meeting these requirements and included in Borrower's Form 10-Q may be submitted in fulfillment of this obligation.

     6.9 Borrower shall furnish to Lender within one hundred twenty (120) days after the close of its fiscal year, a true, correct and complete copy of its Form 10-K filed for that fiscal year. Borrower shall furnish to Lender within sixty (60) days after the close of each fiscal quarter, a true, correct and complete copy of its Form 10-Q filed for such fiscal quarter. Borrower shall furnish Lender within forty five (45) days after the close of each fiscal year true, correct and complete copies of all Focus Reports for Borrower and its Subsidiaries. In addition, Borrower shall timely furnish Lender a copy of all other reports, and of all proxy statements and annual or quarterly reports to shareholders that Borrower files with (or is required to deliver to) the Securities and Exchange Commission pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, or regulations promulgated thereunder.

     6.10 Borrower and its Subsidiaries shall at all times comply with the aggregate indebtedness standards established by SEC Rule 15C3-1. Borrower and its subsidiaries shall comply with all other Governmental Requirements where noncompliance could reasonably be expected to have a material adverse affect on the business of Borrower.

     6.11 For Borrower and its Subsidiaries, on a consolidated basis, the sum of asset accounts, being cash and equivalents (including segregated cash and special reserve deposits), commissions and other receivables from clearing brokers, receivables from customers net of allowance for doubtful accounts, securities owned (at market value), income tax receivables, and any other account or note receivable which is deemed fully collectable within one year from the date of statement divided by the sum of liability accounts, being short term borrowings from bank, accounts payable, accrued expenses, payables to customers, payables to brokers and dealers, securities sold but not yet purchased (at market value), income taxes payable, and other liability accounts payable within one year from the date of statement, all calculated in accordance with GAAP, shall not fall below 1.05 to 1.00.


     6.12 For Borrower and its Subsidiaries, on a consolidated basis, the sum of asset accounts, being cash and equivalents (including segregated cash and special reserve deposits), commissions and other receivables from clearing brokers, receivables from customers net of allowance for doubtful accounts, securities owned (at market value), income tax receivables, and any other account or note receivable which is deemed fully collectable within one year from the date of statement less the sum of liability accounts, being short term borrowings from bank, accounts payable, accrued expenses, payables to customers, payables to brokers and dealers, securities sold but not yet purchased (at market value) income taxes payable, and other liability accounts payable within one year from the date of statement, all calculated in accordance with GAAP, shall not fall below Ten Million and No/100 Dollars ($10,000,000.00).

     6.13 Debt Service Coverage for Borrower and its Subsidiaries, on a consolidated basis, shall not fall below 1.20 to 1.00. Debt Service Coverage shall be defined as the total of net income plus interest expense plus depreciation expense plus amortization expense, divided by the total of interest expense plus all principal payments made to Gillman CMG, Inc., (exclusive of the "Stock Loan" as defined in Borrower's 10-Q Report for the quarter ended March 31, 1996) plus principal payments on other term debt, all calculated in accordance with GAAP. Debt Service Coverage for Borrower and its Subsidiaries, on a consolidated basis, calculated as above set forth but including principal payments made under the Stock Loan shall not fall below 1.00 to 1.00.

     6.14 For Borrower and its Subsidiaries, on a consolidated basis, reported net income plus amortized expenses reported for the amortization of intangible expenses associated with the acquisition of assets or equity, during any four of the preceding six quarters calculated in accordance with GAAP shall, in the aggregate, exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

     6.15 Stockholder equity for Borrower and its Subsidiaries, on a consolidated basis, excluding redeemable common stock and redeemable preferred stock, calculated in accordance with GAAP, shall not be less than Nine Million and No/100 Dollars ($9,000,000.00), and shall increase each year by seventy five percent (75%) of annual net income plus seventy five percent (75%) of net proceeds from common stock equity issues, all calculated in accordance with GAAP.

     6.16 Borrower shall furnish to Lender, within sixty (60) days after the close of its fiscal year, a statement of the net worth of all Subsidiaries, in the aggregate and by each Subsidiary, calculated in accordance with GAAP and certified as true, correct and complete by Borrower's Chief Financial Officer.

     6.17 Borrower shall provide or cause to be provided to Lender such proforma financial statements and other financial information reasonably requested by Lender from time to time during the term of the Loan.

     6.18 Borrower shall allow Lender, or Lender's designated agent, to enter upon Borrower's premises and inspect Borrower's property at all reasonable times during normal business hours. Lender shall provide Borrower with twenty-four (24) hours written notice, except where Borrower is in default under the Loan.

     6.19 Borrower shall maintain a policy of "key man" life insurance on Marshall Leeds in the amount of One Million and No/100 Dollars ($1,000,000.00) (the "Key Man Policy") with a company rated "A" or better by Best's. The Key Man Policy shall be assigned to Lender contemporaneously herewith as security for the payment and performance of the Loan, to the extent of the lesser of the face amount of the Key Man Policy or the outstanding amount (principal, interest, fees and charges) of the Loan, by an Assignment of Key Man Life Insurance in form and substance reasonably acceptable to Lender, duly executed by the owner and beneficiaries of the Policy and filed with the issuing insurer. The Key Man Policy shall only be cancelable upon thirty
(30) days written notice to Lender.

     6.20 Borrower shall maintain demand deposit operating account(s) with Lender during the term of the Loan, into which funds advanced under the Loan will be deposited.

     6.21 Borrower shall transfer its primary depository/treasury management relationship to Lender within sixty (60) days after the date of this Agreement and shall maintain such relationship with Lender during the term of the Loan. For the purposes of this Agreement, Borrower's primary depository/treasury management relationship shall mean not less than ninety percent (90%) of the balances (as reflected in bank statements and records) of all operating, payroll and zero balance accounts of Borrower and its Subsidiaries located outside of the State of New York exclusive of Local Accounts. "Local Accounts", as used herein, shall mean depository accounts used for Broker/Dealer correspondents and to facilitate local deposits where a SunTrust Bank is not convenient.

     6.22 The Borrower and its Subsidiaries shall not incur additional funded debt other than "Permitted Funded Debt" (as hereinafter defined) in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate per annum or outstanding at any one time without the prior written consent of Lender. As used herein, "Permitted Funded Debt" shall mean (a) other unsecured lines of credit extended to Borrower and/or its Subsidiaries which do not exceed Five Million and No/100 Dollars ($5,000,000.00) in the aggregate or to which Lender has given its prior written consent and to which the Loan is at least pari passu; (b) Borrower's existing Bank of New York Securities Warehousing line of credit; (c) unsecured current liability incurred with trade creditors in the ordinary course of business other than those which are for money borrowed or are evidenced by

bonds, debentures, notes or similar instruments; (d) money borrowed from banks or other financial institutions in the ordinary course of business and solely for the purpose of purchasing securities for the accounts of a Broker/Dealer Subsidiary or customer margin accounts of a Broker/Dealer Subsidiary; and (e) notes or similar written instructions excluded in the ordinary course of business and solely for the purpose of providing fidelity bond insurance and insurance of customers accounts in excess of the coverage provided by the Securities Investor Protection Corporation ("SIPC").

     6.23 Borrower and/or its Subsidiaries shall not enter into equipment leases in excess of Five Hundred Thousand and No/Dollars ($500,000.00) per annum on an aggregate carry-over basis.

     6.24 Borrower and/or its Subsidiaries, excluding Broker/Dealer subsidiaries, shall not guarantee any other indebtedness in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate during the term of the Loan. Broker/Dealer Subsidiaries shall not guarantee any indebtedness in excess of Three Hundred Thousand and No/100 Dollars ($300,000.00) in the aggregate during the term of the Loan.

     6.25 Except as permitted in accordance with Section 6.26 hereof, Broker/Dealer Subsidiaries shall not assume liabilities or acquire assets except in the normal and ordinary course of a Broker/Dealer Subsidiary's business.

     6.26 Borrower and/or its subsidiaries shall not make acquisitions where the aggregate cash portion of the purchase price exceeds One Million and No/100 Dollars ($1,000,000.00) per annum without the prior written consent of Lender. Such written consent shall not be unreasonably withheld.

     6.27 Except as permitted in accordance with Section 6.23, Borrower and its Subsidiaries shall not permit any of their assets to be encumbered with liens or other security interests in favor of third parties without the prior written consent of Lender. Lender hereby consents to liens created pursuant to Borrower's existing Bank of New York Securities Warehousing line of credit.

     6.28 Borrower shall not sell or convey any of its assets., except in the normal and ordinary course of business, including any merger, consolidation or reorganization, unless consented to in writing by Lender, where such sale or conveyance would reasonably be expected to have a material adverse effect on the business of Borrower.

     6.29 Borrower will, within ten (10) days after written request from Lender, furnish a written statement in form satisfactory to Lender, duly acknowledged: (i) setting forth the unpaid principal balance of, and the interest and other sums due on, the indebtedness evidenced by the Note and/or secured by any of the other Loan Documents; (ii) stating whether or not any offsets or defenses exist against the payments due under the Note

or any of the other Loan Documents; and (iii) setting forth such other information as Lender may request from time to time.

     6.30 Borrower will notify Lender immediately of any change in (a) the name of Borrower or any of its Subsidiaries, (b) the principal place of business of Borrower or any of its Subsidiaries, (c) the office where the books and records of Borrower or any of its Subsidiaries are kept, or (d) any change in the registered agent of Borrower or any of its Subsidiaries for the purpose of service of process.

     6.31 Borrower shall use or cause to be used the funds borrowed by Borrower under this Agreement solely for the purpose of providing working capital for Borrower's business operations.

                            ARTICLE 7
                        EVENTS OF DEFAULT

     Each of the following is an Event of Default:

          (a) Failure by Borrower to pay any installment of interest or principal under the Note or any other obligation, or liability of Borrower to Lender as and when the same shall become due, where such failure extends beyond any applicable grace or cure period;

          (b) If any representation or warranty of Borrower hereunder shall prove to be incorrect in any material respect and Borrower knew or reasonably should have known that such representation or warranty was incorrect at the time it was made;

          (c) The commencement of levy, execution or attachment proceedings against Borrower or any of the Guarantors or Broker/Dealer Subsidiaries where such proceedings would reasonably be expected to have a material adverse effect on the business of Borrower, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer where such proceedings would reasonably be expected to have a material adverse effect on the business of Borrower (and such appointment continued for a period of fifteen (15) days), or the insolvency, in the bankruptcy or equity sense, of Borrower or any of the Guarantors or Broker/Dealer Subsidiaries where such insolvency would reasonably be expected to have a material adverse effect on the business of Borrower;

          (d) The assignment for the benefit of creditors, or the admission in writing of any inability to pay any debts generally as they become due, or ordering the winding up or liquidation of its affairs, by Borrower or Broker/Dealer subsidiaries, or the commencement of a case by Borrower or Broker/Dealer Subsidiaries, under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar law, state or federal;

          (e) The determination by Borrower or Broker/Dealer subsidiaries to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including without limitation the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for it or for any of its respective property or assets;

          (f) The commencement of a case against Borrower or Broker/Dealer Subsidiaries under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar law, state or federal, and the failure to have such proceedings dismissed or stayed within a period of Forty-Five (45) days.

          (g) The occurrence of any adverse change in the financial condition of Borrower or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the business of Borrower;

          (h) The entry against Borrower and/or its subsidiaries of one or more final judgments or decrees which, in Lender's reasonable judgment, materially impair the ability of Borrower to perform its obligations under the Loan;

          (i) The occurrence of a default by Borrower or any of its subsidiaries in the performance of its obligations under any other loan with Lender and/or any other lender where such default continues beyond any applicable cure or grace period set forth in the instruments evidencing or securing such loan or loans and could reasonably be expected to have a material adverse effect on the business of Borrower;

          (j) The occurrence of any change or event which, in Lender's reasonable judgment, materially increases Lender's risk in connection with the Loan or indicates that Borrower or any Guarantor may be unable to perform its obligations under any Loan Document;

          (k) The voluntary or involuntary dissolution, termination or liquidation of Borrower which, if involuntary, has not been dismissed or stayed within thirty (30) days after the commencement thereof, or the merger or consolidation of Borrower or any Broker Dealer Subsidiary into any other entity without the prior written consent of Lender;

          (1) The (i) assignment for benefit of creditors, or the admission in writing of any inability to pay debts generally as they become due, or ordering the winding up or liquidation of its affairs by any of the Guarantors; or (ii) commencement of a case by any Guarantor under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar law, state or federal, or (iii) determination by any of the Guarantors to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestration or similar official for it or for any of its Property or assets; or (iv) commencement of a case against any of the Guarantors under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar law, state or federal, and the failure to have such proceedings dismissed or stayed within a period of forty-five (45) days; or
(v) voluntary or involuntary dissolution, termination or liquidation of any of the Guarantors, or the merger or consolidation of any of the Guarantors into any other entity without the prior written consent of Lender where the aggregate result of such actions over the term of the Loan, inclusive of the subject action has been a reduction of the aggregate net worth, calculated in accordance with GAAP, of all Guarantors of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more;

          (m) The occurrence of any default under any other term of this Agreement where such default continues for ten (10) days after written notice thereof by Lender, or the occurrence of any other default under the Note or any of the Guaranties where any such default continues beyond any applicable cure or grace period set forth in such instruments.

                            ARTICLE 8
                             SET-OFFS

     In addition to any other rights Lender may have at law or in equity, if Borrower becomes insolvent, howsoever evidenced, or any Event of Default occurs and is continuing, any indebtedness from Lender to Borrower and any sums held in any account (other than accounts of Broker/Dealer Subsidiaries and other than fiduciary or trust funds, which have been so identified by Borrower to Lender) or property of Borrower held by Lender, may be set-off and applied towards the payment of the Indebtedness of Borrower under this Agreement (including, but not limited to all Indebtedness evidenced by the Note) to Lender, including, without limitation, any note payable to Lender, whether or not such Indebtedness of Borrower to Lender or any part thereof shall then be due.

                            ARTICLE 9
              LENDER'S REMEDIES IN EVENT OF DEFAULT

     9.1 Upon any Event of Default, subject only to any notice requirement and grace period expressly provided in the Note or other Loan Documents, Lender shall be entitled to all of its rights or remedies hereunder, at law or in equity and under the Note, any other Loan Documents, including, without limitation, the right to declare the outstanding principal balance of the Note, the accrued interest thereon, and all other obligations of Borrower to Lender under this Agreement or otherwise to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding, and Lender's obligation to make any additional Advances hereunder shall be permanently terminated.

     9.2 All of the remedies herein given to Lender or otherwise available to it shall be cumulative and may be exercised concurrently. Failure to exercise any of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies which shall be vested in Lender by this Agreement or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein; but no such waiver shall extend to any subsequent condition or default or impair any right consequent thereon.

                            ARTICLE 10
                          MISCELLANEOUS

     10.1 Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

     10.2 No part of the Loan will be, at any time, subject or liable to attachment or levy at the suit of any creditor of Borrower or of any other interested party, or at the suit of any contractor, subcontractor, sub-subcontractors or materialman, or any of their creditors.

     10.3 If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly, and if any clause or provision herein contained operates or would operate to invalidate this Agreement in part, then the invalid part of said clause or provisions only shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

     10.4 If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver, and shall never be construed as such, and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated except by instrument in writing, signed by the parties hereto.


     10.5 This Agreement and the documents expressly referred to herein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing duly executed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

     10.6 All notices given hereunder shall be in writing and addressed as follows:

          (a) Lender:

                    SUNTRUST BANK, SOUTH FLORIDA, N.A.
                    501 East Las Olas Boulevard, Seventh Floor
                    Fort Lauderdale, FL 33301
                    Attention:     David K. Ross

          with copy to:

                    Lawrence C. Callaway, III, Esq.
                    BERGER & DAVIS,, P.A.
                    100 N.E. Third Avenue, Suite 400
                    Fort Lauderdale, Florida 33301

          (b) Borrower:

                    JW CHARLES FINANCIAL SERVICES, INC.
                    980 North Federal Highway
                    Boca Raton, Florida 33432
                    Attention:     Gregg S. Glaser, Executive
                         Vice President

          with a copy to:

                    Joel E. Marks, Vice Chairman
                    JW CHARLES FINANCIAL SERVICES, INC.
                    1117 Perimeter Center West, Suite 500-E
                    Atlanta, Georgia 30338

          and with copy to:

                    W. Randy Eaddy, Esq.
                    KILPATRICK & CODY LLP
                    1100 Peachtree Street, Suite 2800
                    Atlanta, Georgia 30309

Any notice shall be given by hand delivery, nationally recognized overnight courier service or by mailing the same by certified mail, return receipt requested, postage prepaid.

     10.7 This Agreement, the Loan Documents and all other documents relating hereto or thereto may be reproduced by Lender, and, Lender may destroy any original documents so reproduced. Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any jurisdiction or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Lender in the regular course of business) and that any enlargement, facsimile, or further reproduction of said document shall likewise be admissible in evidence.

     10.8 In no event, shall Lender's rights hereunder or under any of the Loan Documents, grant Lender the right to or be deemed to indicate that Lender is in control of the business, management or properties of Borrower, or has power over the daily management functions and operating decisions made by Borrower. Lender is the lender only and shall not be considered a shareholder, joint venturer or partner of Borrower.

     10.9 The headings preceding the text of the sections of this Agreement are used solely for convenience of reference and shall not affect the meaning, construction, or effect of this Agreement.

     10.10 Lender shall have the right at any time to convey or assign the Loan or any portion thereof, and, additionally, shall have the right to sell a participation in the Loan to another lending institution at any time that the Loan is outstanding, in any amount as solely determined by Lender.

     10.11 Borrower shall not assign this Agreement without the prior written consent of Lender, and any assignment in violation hereof shall be of no force and effect and shall constitute an Event of Default herein. Any assignment of this Agreement shall be in Lender's sole discretion. Subject to the previous sentence, this Agreement shall extend to and bind the parties hereto, and their respective successors and assigns.

     10.12 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED OR TO BE EXECUTED IN CONJUNCTION HEREWITH, UNDER ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Signed, sealed and delivered in
the presence of:                        BORROWER:

                                   JW CHARLES FINANCIAL SERVICES,
                                   INC., a Florida corporation

/s/ Whit Stolz                     By: /s/ Joel Marks
/s/ Delores Walters                Name: Joel Marks
                                   Title: Chief Financial Officer

                                   [CORPORATE SEAL]


                                   LENDER:

                                   SUNTRUST BANK, SOUTH FLORIDA,
                                   N.A., a national banking association
/s/ W. Randy Eaddy                 By:/s/ David K. Ross
/s/ [unreadable]                   Name: David K. Ross
                                   Title: Assistant Vice President


                                   [CORPORATE SEAL]

                           SCHEDULE "A"

Commencing May 31, 1998, and continuing on the last day of each month thereafter the maximum aggregate principal sum of the Note shall decrease by Two Hundred Ten Thousand and No/100 Dollars
($210,000.00) as hereafter detailed:


Date                              Availability
----                              ------------
May 31, 1998                   $2,290,000.00
June 30, 1998                  $2,080,000.00
July 31, 1998                  $1,870,000.00
August 31, 1998                $1,660,000.00
September 30, 1998             $1,450,000.00
October 31, 1998               $1,240,000.00
November 30, 1998              $1,030,000.00
December 31, 1998                $820,000.00
January 31, 1999                 $610,000.00
February 28, 1999                $400,000.00
March 31, 1999                   $190,000.00
April 30, 1999                        $ 0.00


Outstanding principal sums in excess of the resulting maximum aggregate principal sum shall be due and payable, without demand upon the date reduction is effective.



                           22